AMENDMENT TO SUBORDINATION AGREEMENT

          This Agreement, dated as of May 31, 2006, is made by RONALD A. HIRSCH, a single man and resident of California, and STEPHEN D. SEYMOUR, a married man and resident of Maryland (collectively, the “Subordinated Creditor”), for the benefit of NEDBANK LIMITED, a limited liability company organized under the laws of the Republic of South Africa (the “Lender”).

          Subordinated Creditor executed that certain Subordination Agreement, dated November 8, 2005 (the “Agreement”), for the benefit of the Lender with respect to certain indebtedness of Nord Resources Corporation, a Delaware corporation (the “Borrower”), owed by Borrower to Lender.

          The Borrower desires to increase its indebtedness to the Lender and the Lender requires, as a condition of such extension of such credit, that the Subordinated Creditor amend the terms of the Agreement to include such additional loan amounts.

          ACCORDINGLY, in consideration of the loans and other financial accommodations that have been made and may hereafter be made by the Lender for the benefit of the Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subordinated Creditor hereby agrees as follows:

          1. The following definitions used in the Agreement are deleted in their entirety and replaced with the following:

          “Johnson Camp Mine” shall have the same definition ascribed to this term in the Deed of Trust, Assignment of Rents, and Security Agreement, dated November 8, 2005, as amended by the First Amendment to Deed of Trust, Assignment of Rents, and Security Agreement, dated May 31, 2006.

          “Loan Agreement” shall mean the Amended and Restated Secured Promissory Note, dated May 31, 2006, by and between the Borrower and the Lender, as the same may hereafter be amended, supplemented or restated from time to time.

          2. In the event of a conflict or inconsistency between any term of this Amendment and any term of the Agreement, the terms of this Amendment shall control and prevail.

          3. This Amendment: (a) may be amended only by a writing signed by each of the parties hereto; (b) may be executed in several counterparts, each of which is deemed an original but all of which constitute one and the same instrument; (c) together with the Agreement, contains the entire agreement of the parties with respect to the matters contemplated hereby and supersedes all prior written and oral agreements, and all contemporaneous oral agreements, relating to such transactions; (d) is governed by, and will be construed and enforced in accordance with, the laws of the State of Arizona, without giving effect to any conflict of laws rules; and (e) is binding upon, and will inure to the benefit of, the parties and their respective heirs, successors and permitted assigns.

[SIGNATURES ON FOLLOWING PAGES]

          IN WITNESS WHEREOF, the Subordinated Creditor has executed this Amendment as of the date and year first above-written.

/s/ Ronald A. Hirsch
Ronald A. Hirsch

/s/ Stephen D. Seymour
Stephen D. Seymour

Acknowledgment by the Lender

The undersigned, being the Lender referred to in the foregoing Amendment confirms its agreement to the terms set forth in the Agreement, as amended by the Amendment.

NEDBANK LIMITED

By:	/s/Terry Rust	/s/Stuart Orton
Its:	Head of Forfaiting	Manager

Acknowledgment by Borrower

          The undersigned, being the Borrower referred to in the foregoing Amendment, hereby (i) acknowledges receipt of a copy thereof, (ii) agrees to all of the terms and provisions thereof, (iii) agrees to and with the Lender that it shall make no payment on the Subordinated Indebtedness that the Subordinated Creditor would not be entitled to receive under the provisions of the Agreement, (iv) agrees that any such payment will constitute a default under the Lender Indebtedness, and (v) agrees to mark its books conspicuously to evidence the subordination of the Subordinated Indebtedness effected hereby.

NORD RESOURCES CORPORATION

By:	/s/John T. Perry
Its:	Sr. VP & CFO

EXHIBIT A

Attach copy of Subordinated Note with following legend

          THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT BY RONALD A. HIRSCH AND STEPHEN D. SEYMOUR IN FAVOR OF NEDBANK LIMITED DATED AS OF MAY __, 2006.